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                                                                  Exhibit 99.2

[Philip Morris Companies Inc. Letterhead]

                                          CONTACT:    Barry Holt
                                                      (212) 880-3475

                                                      Nicholas M. Rolli
                                                      (212) 880-3460



FOR IMMEDIATE RELEASE
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      NEW YORK, May 26, 1994 -- In response to press and analyst inquiries,

Philip Morris Companies Inc. issued the following statement:



As we stated following our Board meeting yesterday, the Board of Directors took no action on the separation of our food and tobacco businesses.  It is not anticipated that this issue will be before the Board in the foreseeable future.



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            Philip Morris U.S.A. . Philip Morris International Inc.
     Kraft General Foods North America . Kraft General Foods International
          Miller Brewing Company . Philip Morris Capital Corporation